EXHIBIT 16.1

AMISANO HANSON
Chartered Accountants

750 WEST PENDER STREET, SUITE 604
VANCOUVER, CANADA
V6C 2T7
TELEPHONE:  604-689-0188
FACSIMILE:  604-689-9773
E-MAIL:     amishan@telus.net

May 23, 2005

US Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC  20549

Dear Sirs:

We have read the statements of Northwest Horizon Corporation pertaining to our firm included under Item 4.01 of Form 8-K filed on April 25, 2005 and Form 8-K/A dated May 23, 2005, and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Amisano Hanson
Chartered Accountants
VANCOUVER, CANADA